OMB APPROVAL
OMB Number: 3235-0059 Expires: January 31, 2008 Estimated average burden hours per response . . . . . . 14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GULF ISLAND FABRICATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (04-05)

GULF ISLAND FABRICATION, INC.

567 THOMPSON ROAD

HOUMA, LOUISIANA 70363

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 22, 2010

TO THE SHAREHOLDERS OF GULF ISLAND FABRICATION, INC.:

The annual meeting of shareholders of Gulf Island Fabrication, Inc. (the “Company”) will be held at 10:00 a.m., local time, on Thursday, April 22, 2010, at the office of the corporation, 567 Thompson Road, Houma, Louisiana, for the following purposes, more fully described in the accompanying proxy statement:

1.	To elect three Class I directors.

2.	To ratify the appointment of our independent auditor.

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on March 1, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and all adjournments thereof.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please mark, date and sign the enclosed proxy card and return it promptly in the enclosed stamped envelope. Furnishing the enclosed proxy will not prevent you from voting in person at the annual meeting should you wish to do so.

By Order of the Board of Directors

DEBORAH KERN-KNOBLOCK
Secretary

Houma, Louisiana

March 15, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF THE PROXY MATERIALS FOR THE SHAREHOLDER

MEETING TO BE HELD ON APRIL 22, 2010.

This proxy statement and the 2009 annual report are available at www.gulfisland.com/eproxy

GULF ISLAND FABRICATION, INC.

567 THOMPSON ROAD

HOUMA, LOUISIANA 70363

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 22, 2010

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q: Why am I receiving this proxy statement?

A: Gulf Island Fabrication, Inc.’s (the “Company”) Board of Directors is soliciting your proxy to vote at the 2010 annual meeting of shareholders and at any adjournment thereof (the “Meeting”) because you owned shares of our common stock (“Common Stock”) at the close of business on March 1, 2010, the record date for determining shareholders entitled to vote at the Meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to shareholders on or about March 15, 2010. This proxy statement summarizes the information you need to know to vote at the Meeting. You do not need to attend the Meeting to vote your shares.

Q: What will I be voting on?

A: At the Meeting, our shareholders will be asked to elect three Class I directors, to ratify the appointment of our independent auditor and consider any other matter that properly comes before the Meeting.

Q: When and where will the Meeting be held?

A: The Meeting will be held at 10:00 a.m., local time, on Thursday, April 22, 2010, at the office of the Company, 567 Thompson Road, Houma, Louisiana 70363.

Q: Who is soliciting my proxy?

A: Our Board of Directors is soliciting your vote for our Meeting. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our Meeting as you have instructed him on the card.

Q: How many votes do I have?

A: You have one vote for every share of our Common Stock that you owned on the record date.

Q: How many votes can be cast by all shareholders?

A: As of the record date, we had 14,314,810 shares of Common Stock outstanding.

Q: How many shares must be present to hold the Meeting?

A: The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum. As of the record date, 7,157,406 shares constitute a majority of our outstanding stock entitled to vote at the Meeting. Shares that are voted, broker non-votes (if any), and shares not voted as a result of abstentions are treated as being present at the Meeting for purposes of determining whether a quorum is present.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “shareholder of record.” The proxy materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet.

Q: Can my shares be voted if I don’t return the proxy card and do not attend the Meeting in person?

A: If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered to be represented at the Meeting for purposes of calculating the vote with respect to such proposal. Brokers generally have discretionary authority to vote without instructions from beneficial owners on the ratification of the appointment of our independent auditor, but brokers generally do not have discretionary authority to vote without instruction from beneficial owners on the election of directors.

Q: What vote is required to approve each item?

A: The election of directors will be decided by plurality vote, that is, the three persons receiving the highest number of affirmative votes will be elected. As for the ratification of the appointment of our independent auditor and any other matter properly brought before the Meeting for a vote of shareholders, a majority of votes actually cast will decide such matter.

Abstentions and broker non-votes will have no effect on the voting calculations for the ratification of the appointment of our independent auditor or the election of directors. With respect to all other matters, shares not voted as a result of abstentions will have the same effect as votes against those matters, but broker non-votes will not be considered as voted for purposes of determining whether or not a majority of votes were cast for such matters.

Q: How do I vote?

A: You may vote using any of the following methods:

•	Proxy card or voting instruction card: Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

By telephone or Internet: The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

•

In person at the Meeting: All shareholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the Meeting.

Q: Can I change my vote?

A: Yes. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Q: What if I don’t vote for a proposal?

A: If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify. If you are a shareholder of record and make no specifications on your proxy card, your shares will be voted FOR the ratification of the appointment of our independent auditor and FOR the director nominees.

Brokers holding shares of record for customers generally are only entitled to vote with respect to “discretionary” items unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers for items that are not “discretionary” items, they notify the Company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.” Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of items that are not “discretionary.” Broker non-votes will have no effect on the voting calculations for the ratification of the appointment of our independent auditor or the election of directors.

Q: Who pays for soliciting proxies?

A: The cost of soliciting proxies will be borne by the Company. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners of the shares of Common Stock of the Company; upon request, the Company will reimburse such persons for reasonable out-of-pocket expenses incurred in connection therewith. We may have our employees or other representatives (who will receive no additional compensation for their services) solicit proxies by telephone, telecopy, or other means.

Q: Could other matters be decided at the Meeting?

A: The Board does not expect to bring any other matter before the Meeting, and it is not aware of any other matter that may be considered at the Meeting. Management has not received any notice that a shareholder desires to present any matter for action by shareholders at the Meeting and is unaware of any matter for action by shareholders at the Meeting other than the matters described in the accompanying notice. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the Meeting or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Q: What happens if the Meeting is postponed or adjourned?

A: Your proxy will still be good and may be voted at the Meeting, whether postponed or adjourned. You will still be able to change or revoke your proxy until it is voted.

Shareholder Proposals and Nominations for 2011 Annual Meeting

Any shareholder who wishes to bring a matter, other than shareholder nominations of directors, before the 2011 annual meeting must notify the Secretary of the Company, in writing at the address shown on the first page of this Proxy Statement, no later than January 29, 2011. However, if the date of the 2011 annual meeting is changed by more than 30 calendar days from the date of the anniversary of the 2010 annual meeting, the notice must be received by the Secretary of the Company at least 45 days prior to the date the Company intends to distribute its proxy materials with respect to the 2011 annual meeting.

If a shareholder does not provide such notice timely, the chairman of the 2011 annual meeting may exclude the matter and, if the chairman so elects, the matter will not be acted upon at the meeting. If the chairman does not exclude the matter, proxies solicited on behalf of the Board of Directors for the 2011 annual meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the Securities and Exchange Commission (“SEC”).

Shareholders intending to nominate a director at the 2011 annual meeting of shareholders may do so if they comply with the Company’s Amended and Restated Articles of Incorporation by furnishing timely written notice containing specified information concerning, among other things, information about the nominee and the shareholder making the nomination. See “Corporate Governance—Consideration of Director Nominees” for more information.

Any shareholder who desires to present a proposal for inclusion in the Company’s proxy materials for the 2011 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this Proxy Statement in time to arrive at the Company no later than November 15, 2010, and the proposal must comply with applicable federal proxy rules.

CORPORATE GOVERNANCE

Ethics and Business Conduct Policies

The Company has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”) and a Code of Business Conduct and Ethics, which applies to all employees and directors, including the Chief Executive Officer and senior financial officers of the Company. These codes are posted on the Company’s website at www.gulfisland.com. Any substantive amendments to the Code of Ethics or any waivers granted under the Code of Ethics will be disclosed as required by applicable SEC rules and the listing standards of the Nasdaq Stock Market, L.L.C. (“Nasdaq”).

Board Structure and Committee Composition

The Board of Directors met nine times during 2009. The Board has established two standing committees: an Audit Committee and a Compensation Committee. Each committee operates under a written charter adopted by the Board, which are available on our website at www.gulfisland.com. The composition of Board committees is reviewed each year at the initial meeting of the Board after the annual meeting of shareholders. During 2009, each of the Company’s incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served during the periods of his Board membership and committee service.

Audit Committee

During 2009, the Audit Committee consisted of the following four directors: Gregory J. Cotter (Chairman), Ken C. Tamblyn, John P. Laborde and Michael A. Flick. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards, and also satisfies the additional requirements applicable to an audit committee member under the Nasdaq listing standards. The Board has determined that Mr. Ken C. Tamblyn is an “audit committee financial expert” as such term is defined in the applicable rules of the SEC.

The Audit Committee met six times during 2009. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by monitoring (i) the Company’s continuing development and performance of its system of financial reporting, auditing, disclosure controls and procedures and internal control over financial reporting, (ii) the operation and integrity of its financial reporting system, (iii) the performance and qualifications of the Company’s independent (external) and internal auditors, and (iv) the independence of the Company’s independent auditors.

Compensation Committee

The Compensation Committee consists of the following four directors: Gregory J. Cotter, Alden J. (“Doc”) Laborde (Chairman), John P. Laborde, and Christopher M. Harding. Each of these directors is “independent” as such term is defined in Nasdaq’s listing standards. The Compensation Committee met three times during 2009. The Compensation Committee (i) reviews, approves and recommends to the Board the Company’s goals and objectives relating to the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries (including the specific relationship of corporate performance to such officers’ compensation), (ii) evaluates at least annually the performance of the Company’s officers and the performance of the President of each of the Company’s subsidiaries in light of these goals and objectives, (iii) recommends to the Board the compensation of the Company’s officers and the compensation of the President of each of the Company’s subsidiaries based on such evaluations, (iv) awards grants under the Company’s incentive compensation plans and programs, (v) otherwise administers the Company’s incentive compensation plans and programs, and (vi) performs such other functions as may be prescribed by the Board.

The committee seeks the input of our chief executive officer in connection with performance evaluations and compensation decisions for our other executive officers; however, the chief executive officer is not present when the committee meets to evaluate his performance nor when the Board determines his compensation. The terms of our stock incentive plans permit the committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Exchange Act. The committee has not delegated this authority to any individual.

Board Independence

The Board has determined that seven of our current eight directors are “independent” as such term is defined in Nasdaq’s listing standards. In making this determination, the Board evaluated responses to a questionnaire completed by each director regarding relationships and possible conflicts of interest between each director, the Company and management. In its review of director independence, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships any director may have with the Company or management. Mr. Kerry J. Chauvin, the Chairman of the Board and Chief Executive Officer of the Company, is not independent as defined by Nasdaq.

Board Leadership Structure

The Board of Directors believes that Mr. Chauvin’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Chauvin possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, customers and suppliers, particularly during times of turbulent economic and industry conditions.

Each of the directors other than Mr. Chauvin is independent and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors meet in executive session at each regular board meeting or more frequently, as needed. The chairperson, or presiding director, for each of these executive sessions is chosen by the independent directors, by majority vote, immediately prior to the meeting. The Company believes that this approach effectively encourages full engagement of all directors in executive sessions, while avoiding unnecessary hierarchy and complements the combined CEO/Chairman structure. Following an executive session of independent directors, the presiding director acts as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, provides the Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Chairman regarding information to be provided to the independent directors in performing their duties. In addition, our two standing committees are composed entirely of independent directors, and have the power and authority to engage legal, financial and other advisors as they may deem necessary, without consulting or obtaining the approval of the full Board or management.

Board’s Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, environmental and regulatory risks, as well as risks associated with the impact of competition and weather conditions. Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board is ultimately responsible for risk oversight at our Company, the Audit Committee assists the Board in fulfilling its oversight responsibilities by working with senior management to evaluate and assess the critical risks facing our Company, which evaluation is designed to provide visibility to the Board about the identification, assessment and management of critical risks and any risk mitigation strategies implemented or planned by management. The areas of focus include competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance, health, safety and environment, political, compensatory and reputational risks. In addition, the Audit Committee has adopted a policy to implement a more formal annual evaluation and assessment at an Audit Committee meeting specifically scheduled for such purpose. Management further assists the Board by regularly reporting its risk assessment to the Audit Committee, and updating the Audit Committee if material changes occur. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our operations, and holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Consideration of Director Nominees

The Board of Directors has elected not to have a separate nominating committee. The Board made this determination after considering its nomination process and concluding that as many directors as possible should participate in that process. As stated above, the Board has determined that all of its current directors are independent under Nasdaq’s listing standards other than Mr. Chauvin, who is not considered independent because he is an officer of the Company. Accordingly, the Board has decided that nominations of directors and related matters will be considered and voted upon by all of the independent directors while meeting in executive session. In this manner, should the proposed slate of directors be elected, all but one of the directors will be involved in the nominations process.

In evaluating the suitability of nominees for membership on the Board, the independent directors consider many factors, including personal and professional integrity, general understanding of and particular operational experience in the construction and oil and gas industries, finance and other elements relevant to the success of a publicly-traded company in today’s business environment, educational and professional background, and independence. The independent directors evaluate each individual in the context of the Board as a whole, with the objective of nominating persons for election to the Board who can best perpetuate the success of the Company’s business, be an effective director in conjunction with the full Board, and represent shareholder interests through the exercise of sound judgment.

The independent directors will regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that any vacancies are anticipated, or otherwise arise, the independent directors will consider various potential candidates for director who may come to the attention of the Board through current board members, professional search firms, shareholders or other persons. Each candidate brought to the attention of the Board is considered on the basis of the criteria set forth above.

The Board is open to suggestions from our shareholders on candidates for election to the Board. Any shareholder may suggest a nominee by sending the following information to the Board: (i) the proposing shareholder’s name, address and telephone number, (ii) the number of shares of Common Stock beneficially owned by the proposing shareholder and the suggested nominee, (iii) the suggested nominee’s name, age, business and residential addresses and telephone number, (iii) a statement whether the suggested nominee knows that his or her name is being suggested by the proposing shareholder, and whether he or she has consented to being suggested and is willing to serve, (iv) the suggested nominee’s résumé or other description of his or her background and experience, and (v) the proposing shareholder’s reasons for suggesting that the individual be considered. The information should be sent to the Board addressed as follows: Secretary of Gulf Island Fabrication, Inc., 567 Thompson Road, Houma, Louisiana 70363, and the Secretary will forward the information to the independent directors. In addition, pursuant to an agreement with Aransas Partners (“Aransas”) entered into as part of our acquisition of Aransas on January 31, 2006, Aransas may recommend a candidate for nomination to the Board of Directors provided it and its affiliates continue to hold at least 5% of the Company’s Common Stock, and subject to the Board’s ultimate determination of the candidate’s suitability for nomination.

The Company’s Amended and Restated Articles of Incorporation also permit shareholders to directly nominate directors for consideration at an annual shareholder meeting. In general, to be timely, a shareholder’s notice must be in writing, must include certain specified information about the nominee and the shareholder making the nomination, and must be received by the Secretary of the Company at our principal executive offices no less than 45 days or more than 90 days prior to the shareholder meeting.

Communications with the Board; Meeting Attendance

Any shareholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to the Chairman of the Board of Gulf Island Fabrication, Inc., 567 Thompson Road, Houma, Louisiana 70363. The Chairman of the Board will forward the shareholder’s communication directly to the appropriate director or directors.

The Board has adopted a policy that recommends that all directors personally attend each annual and special meeting of the Company’s shareholders. Due to the death of the wife of one of our directors, the only director then in office in attendance at our last annual meeting of shareholders held on April 23, 2009 was Kerry J. Chauvin, Chairman of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, none of Messrs. Alden J. Laborde (Chairman), Gregory J. Cotter, John P. Laborde, or Christopher M. Harding, who comprised the Compensation Committee, were officers or employees of the Company or any of its subsidiaries. Alden J. Laborde was Chief Executive Officer of the Company from 1986 to 1990. No other member of the Compensation Committee is a former officer of the Company.

In connection with the initial public offering of its Common Stock, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Alden J. Laborde. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, Mr. Laborde may require the Company to include all or a portion of the shares of Common Stock held by him. The Company has agreed under the Registration Rights Agreement to pay all the expenses of registration, other than underwriting discounts and commissions.

DIRECTOR COMPENSATION

In 2009, each non-employee director, except Messrs. Cotter and Tamblyn, received an annual fee of $20,000 for his services as a director. Mr. Cotter, as Chairman of the Audit Committee, and Mr. Tamblyn, as the Audit Committee Financial Expert, each received an annual fee of $22,000. In addition, each non-employee director received an attendance fee of $1,750 for each Board or committee meeting attended in person and $1,000 for each meeting attended via telephone conference call. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The table below summarizes the compensation paid to each person serving as a director during 2009, with the exception of Mr. Chauvin. Mr. Chauvin did not receive any compensation as a director and his compensation as an executive of our Company is fully reflected in the 2009 Summary Compensation Table on page 16. Pursuant to an agreement between Mr. Wishart and his employer, Noble Denton Group Limited, all compensation earned by Mr. Wishart as a director of our Company during 2009 was paid directly to Noble Denton Group Limited.

2009 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Total ($)
Mr. Cotter	48,250	48,250
Mr. Flick	43,750	43,750
Mr. Harding	37,250	37,250
Mr. A. Laborde	38,000	38,000
Mr. J. Laborde	46,250	46,250
Mr. Tamblyn	44,750	44,750
Mr. Wishart	24,500	24,500

ELECTION OF DIRECTORS

The Company’s Amended and Restated Articles of Incorporation provide for a Board of Directors consisting of three classes, with the number of directors to be set forth in the Company’s By-laws. Pursuant to the By-laws, the number of directors has been set at eight. The term of office of the Class I directors will expire at the Meeting, and, in accordance with the recommendations of the independent directors, the Board has nominated the three persons listed as the Class I nominees in the table below for election to the Board of Directors for a term expiring in 2013.

The Board of Directors recommends that shareholders vote FOR the election of the nominees. Proxies cannot be voted for more than three candidates. In the absence of contrary instructions, the proxy holders will vote for the election of the three nominees listed below. In the unanticipated event that any nominee is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for a substitute candidate nominated by the Board of Directors.

Information about the Directors and Executive Officers

The following table sets forth, as of February 28, 2010, for each nominee, each other director of the Company whose term will continue after the Meeting and each of the executive officers of the Company, the age, positions with the Company, and principal occupations and employment during the past five years, any family relationships among such persons, and, if a nominee or a director, each person’s directorships in other public corporations during the past five years and the year that he was first elected a director of the Company or its predecessor. We have also included information about each director and nominee’s specific experience, qualifications, attributes, or skills that led the Board to conclude that he or she should serve as a director of our Company at the time we file our proxy statement, in light of our business and structure. All executive officers serve at the pleasure of the Board of Directors of the Company.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since

Nominees for Election as Class I Directors (term expires in 2013)

Ken C. Tamblyn, 66	Private Investor. Member of the Board of Directors since 2002 and Chairman of the Audit Committee since 2004 of the Bristow Group, Inc. Member of the Board of Directors and Chairman of the Audit Committee for Howell Corporation from 2001 until 2002 when acquired by Anadarko Petroleum Corporation. Executive Vice President and Chief Financial Officer of Tidewater, Inc. from 1986 until 2000. Audit Partner and Certified Public Accountant with Peat, Marwick, Mitchell & Co., a predecessor of KPMG from 1966 until 1986.	2003

	Areas of Relevant Experience: Finance, insurance, international operations, financial reporting, accounting and controls; energy and construction services.

John A. Wishart, 51	Group Managing Director (Chief Executive Officer) of Noble Denton Group Limited since October 2008. President and Chief Executive Officer of Technip USA until October 2008. Employed by Technip USA beginning in 1999 in various executive capacities, including Senior Vice President— Engineering & Services for Technip USA, and Senior Vice President—Engineering and Vice President, Engineering Operations for Technip Offshore Inc.	2006

	Areas of Relevant Experience: Engineering; construction; international operations.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since

Michael A. Flick, 62	Private Investor. Member of the Board of Directors, Chairman of the Compensation Committee and Member of the Audit Committee of the Bristow Group, Inc. Member of the Board of Directors and Chairman of the Audit Committee of Community Coffee Co (a privately held company). Director and Chairman of the Audit Committee of the University of New Orleans Foundation. Employed by First Commerce Corporation beginning in 1970 with First National Bank, a wholly-owned subsidiary of First Commerce Corporation until 1998 in various executive capacities including Chief Financial Officer and Chief Credit Policy Officer and Executive Vice President and Chief Administrative Officer.	2007

	Areas of Relevant Experience: Banking, financial services, financial reporting, legal and audit compliance and risk management.

Continuing Class II Directors (term expires in 2011)

Gregory J. Cotter, 61	Financial Consultant since January 2009. Employed by Huey Wilson Interest, Inc. and its affiliates in various executive capacities, including Director, President, Chief Operating Officer and Chief Financial Officer from 1989 through December 2008. Senior Vice-President and Chief Financial Officer of H.J. Wilson Co. Inc. from August 1977 to May 1985.	1985

	Areas of Relevant Experience: Banking, financial reporting, accounting and controls; operations.

John P. (“Jack”) Laborde, 60	President of Overboard Holdings, L.L.C. (“Overboard”), a management company engaged in oil and gas exploration and development since January 2002. Chief Executive Officer of All Aboard Development Corporation (“All Aboard”), an independent oil and gas exploration and production company, since 1996. President of All Aboard since 1997. All Aboard is currently being managed by Overboard. Employed by the Company from 1992 until 1996 in various capacities, including International Marketing Manager. Son of Alden J. Laborde.	1997

	Areas of Relevant Experience: Engineering, construction; oil and gas operations; managing and leading growth.

Christopher M. Harding, 58	President, Global Business Streams for GL Noble Denton since January 2010; Regional Managing Director, Americas for Noble Denton from February 2009 until January 2010. Independent Consultant from 2004 until 2009. President of the engineering division of Technip USA from 1999 to 2004. Founder and President of Genesis Oil & Gas Consultants, a privately-owned consulting and engineering company servicing both independent and major oil and gas companies, from 1988 until acquired by Technip USA in 1998.	2007

	Areas of Relevant Experience: Engineering; construction; international operations.

Name and Age	Positions with the Company, Principal Occupations, Directorships in Other Public Corporations, and Family Relationships	Director Since

Continuing Class III Directors (term expires in 2012)

Kerry J. Chauvin, 62	Chairman of the Board of the Company since April 2001. Chief Executive Officer of the Company since January 1990. President of the Company from the Company’s inception to January 2009.	1985

Areas of Relevant Experience: Energy and construction; operations; managing and leading growth.

Alden J. (“Doc”) Laborde, 94	Co-Founder of the Company. Chairman of the Board of the Company from 1987 to April 2001. Founded Ocean Drilling & Exploration Company (ODECO). Co-Founded Tidewater, Inc. Father of John P. Laborde.	1985

Areas of Relevant Experience: Energy and construction; operations; managing and leading growth.

Current Executive Officers not Serving as Directors

Kirk J. Meche, 47	President of the Company and Chief Operating Officer since January 2009. Executive Vice President - Operations of the Company from 2001 to January 2009. President and Chief Executive Officer of Gulf Marine Fabricators, L.P., a wholly-owned fabrication subsidiary of the Company, from February 2006 to October 2006. President and Chief Executive Officer of Gulf Island, L.L.C., a wholly-owned fabrication subsidiary of the Company, from February 2001 until January 2006.	N/A

Robin A. Seibert, 53	Vice President - Finance, Chief Financial Officer and Treasurer of the Company since October 2007. Controller from December 1997 to October 2007, and Chief Accounting Officer since 1998.	N/A

William G. Blanchard, 51	President and Chief Executive Officer of Gulf Island, L.L.C. since February 2006. Estimating Department Manager of Gulf Island, L.L.C. from January 2000 until January 2006.	N/A

Francis A. Smith, Jr. 60	President and Chief Executive Officer of Gulf Marine Fabricators, L.P. since March 2009. Independent Consultant from July 2004 to March 2009. Prior to July 2004, Mr. Smith held various positions with J. Ray McDermott and McDermott, Inc.	N/A

STOCK OWNERSHIP

The following table sets forth, as of February 28, 2010, certain information regarding beneficial ownership of Common Stock by (i) each director of the Company, (ii) each Named Executive Officer of the Company, (iii) each director nominee, (iv) all directors and executive officers of the Company as a group, and (v) each other shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such shareholders.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Outstanding Common Stock(2)
William G. Blanchard	16,297		*
Kerry J. Chauvin	183,558		1.3%
Gregory J. Cotter	4,000		*
Michael A. Flick	1,000		*
Christopher M. Harding	0		*
Alden J. Laborde (3)	1,074,000	(4)	7.5%
John P. Laborde	16,349	(5)	*
Kirk J. Meche	60,252		*
Robin A. Seibert	22,986		*
Francis A. Smith, Jr.	8,000		*
Ken C. Tamblyn	500		*
John A. Wishart	0		*
All directors and executive officers as a group (12 persons)	1,386,942		9.6%
St. Denis J. Villere & Company, L.L.C. (6)	1,831,852	(7)	12.8%
BlackRock, Inc. (8)	1,071,184	(9)	7.5%
Aransas Partners (10)	789,067	(11)	5.5%
Dimensional Fund Advisors LP (12)	757,611	(13)	5.3%
T. Rowe Price Associates, Inc. (14)	1,474,100	(15)	10.3%

*	Less than one percent.

1.	Includes shares that could be acquired within sixty days after February 28, 2010, upon the exercise of options granted pursuant to the Company’s stock incentive plans, as follows: Mr. Blanchard, 4,600 shares; Mr. Chauvin, 36,000 shares; Mr. Meche, 30,000; Mr. Seibert, 9,000 shares; and all directors and executive officers as a group, 79,600 shares.
2.	Based on 14,314,810 shares of Common Stock outstanding as of February 28, 2010.
3.	The address of Mr. Laborde is 400 Poydras Street, Suite 1560, New Orleans, Louisiana 70130.
4.	Mr. Laborde has sole voting and dispositive power with respect to 29,300 shares and shares voting and dispositive power with respect to 1,044,700 shares, of which 924,700 are held by Starboard Enterprises, L.L.C. (“Starboard”), 20,000 are held by All Aboard Development Corporation (“All Aboard”) and 100,000 are held by the Almar Foundation, a charitable Louisiana trust of which Mr. Laborde serves as a trustee and as to which shares he disclaims beneficial ownership. Mr. Laborde and his deceased spouse’s estate hold a majority equity interest in each of Starboard and All Aboard. Upon the settlement of Mrs. Laborde’s estate, certain of the shares deemed beneficially owned by Mr. Laborde will be transferred to his descendants. The address of each of Starboard and All Aboard is 400 Poydras Street, Suite 1560, New Orleans, LA 70130.
5.	Mr. Laborde has sole voting and dispositive power with respect to 14,480 shares and shares voting and dispositive power with respect to 1,869 shares, of which 1,849 are held by Starboard and 20 are held by All Aboard.
6.	The address of St. Denis J. Villere & Company, L.L.C. is 601 Poydras St., Suite 1808, New Orleans, Louisiana 70130.

7.	Based on information contained in the Schedule 13G/A filed with the SEC on January 20, 2009, St. Denis J. Villere & Company, L.L.C., has sole voting and dispositive over 152,647 of the shares and shared voting and dispositive over 1,679,205 of the shares.
8.	The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.
9.	Based on information contained in the Schedule 13G filed with the SEC on January 29, 2010 by BlackRock, Inc., who acquired Barclays Global Investors, N.A. and its affiliates on December 1, 2009.
10.	The address of Aransas Partners is 11700 Old Katy Road, Houston, Texas 77079.
11.	Based on information contained in the Schedule 13G/A filed with the SEC on October 9, 2007, Aransas Partners, a partnership between Technip USA, Inc. and Gulf Deepwater Yards, Inc. owns 789,067 shares and Technip USA, Inc., Gulf Deepwater Yards, Inc., and Technip USA Holdings, Inc. (the parent of each) share voting and investment power over such shares.
12.	The address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
13.	Based on information contained in the Schedule 13G filed with the SEC on February 8, 2010, all of the shares reported are owned by investment advisory clients of Dimensional Fund Advisory LP (Dimensional Fund). To Dimensional Fund’s knowledge, no such client has an interest relating to more than 5% of the class of securities to which the Schedule 13G relates. As investment advisor, Dimensional Fund has (i) voting power with respect to 736,618 shares and dispositive power with respect to 757,611 shares. Dimensional Fund expressly disclaims beneficial ownership.
14.	The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland, 21202.
15.	Based on information contained in the Schedule 13G filed with the SEC on March 10, 2010, all of the shares reported are owned by investment advisory clients of T. Rowe Price Associates (Price Associates) and such clients have the right to receive dividends from and proceeds from the sale of such shares, except for one of the Price Associates Funds, State Street Bank and Trust Company. To Price Associates’ knowledge, no such client has an interest relating to more than 5% of the class of securities to which the Schedule 13G relates. As investment advisor, Price Associates has (i) voting power with respect to 255,700 shares and dispositive power with respect to 1,474,100 shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s (the “committee”) recommendations and reasons for the compensation actions that were taken for the executive officers who are identified in the Summary Compensation Table below (the “named executive officers”).

Executive Compensation Philosophy and Objectives

The committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for shareholders. The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent available.

All of our employment relationships with our named executive officers, including our chief executive officer, are at-will relationships. Although the committee has considered the use of employment agreements at the executive level in the past, it does not believe such agreements would provide any appreciable retentive or motivational value.

The committee reviewed and quantified all components of the named executive officers’ compensation, including salary, non-equity and equity incentive plan compensation, accumulated realized and non-realized stock option gains, and the incremental cost to the Company of all perquisites and other benefits for 2009. Based on this review, the committee has determined that such officers’ total compensation in the aggregate is reasonable and not excessive.

Compensation and Equity Grant Procedures

Neither the committee nor management has engaged the services of a compensation consultant. Although we have not formally benchmarked our compensation to the compensation paid by our peers and competitors, we have designed our executive compensation program based on our general understanding of the compensation paid in the marine construction industry. Mr. Chauvin, our chief executive officer, attends the committee’s meetings, assists in the committee’s evaluation of Company and executive officer performance (other than himself), and recommends the specific elements and amounts of compensation to be paid to the other executive officers. Mr. Chauvin is not present or otherwise involved when the committee reviews his performance and develops recommendations regarding his compensation.

Since 2000, the Board of Directors and the committee have scheduled meetings at the end of each fiscal year to review the performance of the Company and its executives, although the 2008 year-end meeting was re-scheduled to February 2009. This meeting is generally scheduled approximately one year in advance, and is scheduled to fall within a window period in which directors and officers are permitted to trade following the release of the Company’s earnings for the third quarter of the year. At this meeting, all compensation decisions and recommendations are made, including recommendations regarding base salaries of the executive officers and the adoption of a cash incentive program for the following fiscal year, and determining whether any equity awards will be made. To the extent equity awards are made in a given year, the grant is made by the committee at this meeting, and the exercise price of any options granted is determined by reference to the closing price of our Common Stock on the date of the meeting. The committee has not delegated authority to any officer to grant equity awards, and, except as described below, has not typically granted equity awards to new hires or other employees at other times during the year. In June 2009, the committee made a special grant of restricted stock to our named executive officers, which is described below.

Components of Executive Compensation

The Company’s executive officer compensation for 2009 included (i) salaries, (ii) annual cash incentive bonuses, and (iii) long-term incentive compensation in the form of restricted stock.

Salaries. Our philosophy is that base salaries, which provide fixed compensation, should meet the objective of attracting and retaining the executive officers needed to manage our business successfully. The actual salaries of the named executive officers are based on their individual levels of responsibility and the committee’s general knowledge of the competitive compensation levels in the marine construction industry. Due to the weak global economy over the last few years, which has resulted in a decreasing backlog, and the company’s desire to conserve cash, the committee has not increased base salaries of our named executive officers since January 1, 2008, with the exception of Mr. Meche. In 2009, Mr. Meche received a $20,000 base salary increase in connection with his promotion to president of our Company.

Annual Cash Incentives. The Company does not have a formal bonus plan, but has adopted an annual incentive compensation program that ties a portion of executive compensation to the annual performance of the Company. Under this program, the Company’s executive officers are paid bonuses equal to a specified percentage of the Company’s consolidated income before taxes and before deduction of the executive bonuses based on each officer’s level of responsibility. The committee believes consolidated income before taxes is an appropriate measure on which to base our annual bonus because the level of income before taxes generated is directly tied to management’s efforts to grow our business. Messrs. Blanchard and Smith, as presidents of our two largest operating subsidiaries, may also receive a specified percentage of the income before taxes generated by their respective subsidiary. In December 2008, the committee set the participation percentage of four of our named executive officers in this program for 2009. The committee set Mr. Smith’s participation percentage in March 2009 when he joined our Company, and provided that he would receive a pro rated portion of his award (5/6) to correspond to his time as an officer of our Company during 2009. The participation percentages for 2009 are as follows:

Named Executive Officer	% of Consolidated Income Before Taxes	% of Subsidiary Income Before Taxes
Mr. Chauvin	1.00%	—
Mr. Meche	0.45%	—
Mr. Seibert	0.25%	—
Mr. Blanchard	0.08%	0.47% (Gulf Island, L.L.C)
Mr. Smith	0.08%	0.34% (Gulf Marine Fabricators)

These percentages were based on each officer’s position with the Company, and the committee retains the right to reduce or eliminate these payments prior to payout. The Company’s consolidated income before taxes for 2009 was $32.2 million, and the resulting payouts under out annual incentive compensation program for each of our named executive officers for 2009 is reflected in the Summary Compensation Table on page 16.

Restricted Stock. The committee has utilized restricted stock as a long-term incentive vehicle for the past four years. The committee decided to grant shares of restricted stock after a general review of the compensation practices of its competitors and peers in the marine construction industry and after consideration of the accounting treatment of stock options following the Company’s adoption of FASB Statement 123R. The restricted stock grants are intended to reinforce the relationship between compensation and increases in the market price of the Common Stock and to align the executive officers’ financial interests with that of the Company’s shareholders. The size of annual awards are based upon the position of each participating officer, and have remained at consistent levels over the past few years. We do not target a particular grant value when making these awards.

During 2009, the committee granted shares of restricted stock to the named executive officers on three separate occasions. The committee did not award shares of restricted stock to its executive officers during 2008. As noted previously, the committee’s December 2008 meeting was postponed until February 2009, at which time restricted stock was awarded as the long-term incentive component of compensation for 2008. In December 2009, the committee once again awarded annual grants of restricted stock for 2009. The amounts awarded to each named executive officer were consistent with the levels awarded for 2008. These annual awards of restricted stock vests in annual 20% increments, beginning on the first anniversary of the date of grant and dividends will be paid on the restricted stock to the same extent dividends are paid on unrestricted shares of our Common Stock.

In June 2009, the committee evaluated the continued poor economic and industry conditions, and the potential impact such conditions could have on the Company. The committee recognized that the Company does not have employment agreements with its executive officers, and affirmed its belief that such agreements were not desired. The committee did, however, recognize that steps could be taken to both protect certain executives in the context of a change of control transaction, and promote the retention of executives. To address the former, the committee entered into change of control agreements with certain executives (as discussed below), and to address the latter, the committee made a special grant of restricted stock to its executive officers. The shares granted to the named executive officers were at the same levels as used for the annual grants, except for Messrs. Chauvin and Meche, who each received a slightly larger amount. Unlike the annual grants, however, these shares will fully vest on the third anniversary of the grant date provided the officer remains employed on that date.

Perquisites. We also provide very limited perquisites and personal benefits to certain of our named executive officers, consisting of automobile related expenses and benefits. However, the aggregate value of these benefits for our named executive officers did not exceed $10,000 per executive.

Post-Employment Compensation

We maintain a retirement plan qualified under Section 401(k) of the Internal Revenue Code that is available to all qualified employees. Our named executive officers participate in this retirement plan under the same terms as eligible employees. In addition, in June 2009, we entered into change of control agreements with certain of our named executive officers, namely, Messrs. Chauvin, Meche and Seibert. We did not elect to enter into such agreements with Messrs. Blanchard and Smith, as their respective roles as president of our two largest operating subsidiaries do not expose them to the same risks our other executive officers may face in a change of control context. We believe that severance protections, when provided in the context of a change of control transaction, can play a valuable role in attracting and retaining key executives. The occurrence, or potential occurrence, of a change of control transaction can create uncertainty regarding the continued employment of our executive officers, in particular those officers whose primary functions relate to management of the parent company. This uncertainty occurs because many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the company during a critical time when their prospects for continued employment following the transaction are often uncertain, we have elected to provide severance benefits if their employment is terminated by the company without cause or, in limited circumstances, by the executive for good reason in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the company without cause, and because we believe that in the context of a change of control, potential acquirers would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. We do not provide excise tax gross-up protections in change of control arrangements.

The benefits provided to Messrs. Chauvin, Meche and Seibert in connection with a termination following a change of control are described below under “Potential Payments upon Termination or Change of Control.” We do not believe that our executive officers should be entitled to receive cash severance benefits merely because a change of control transaction occurs. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment following a change of control (i.e. a “double trigger”). Under their respective incentive agreements, however, our executive officers would be entitled to accelerated vesting of their outstanding equity awards (restricted stock and, if applicable, stock options) automatically upon a change of control of the company, whether or not the officer’s employment is terminated. This treatment of the equity awards in connection with a change of control applies to all award recipients.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. The committee does not expect the base salary, annual cash incentive or the restricted stock granted to executive officers, as discussed above, to qualify for the exclusion from the deduction limitation under Section 162(m). The committee intends to continue to establish executive officer compensation programs that will maximize the Company’s income tax deduction, assuming the committee determines that such actions are consistent with its philosophy and in the best interest of the Company and our shareholders.

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the committee on February 26, 2010.

Alden J. Laborde	Gregory J. Cotter	John P. Laborde	Christopher M. Harding

Executive Compensation Tables

The table below summarizes the total compensation paid to or earned by our chief executive officer, our chief financial officer and each of our three most highly compensated executive officers other than the chief executive officer and chief financial officer (collectively, the named executive officers). The amounts represented in the “Stock Awards” and “Option Awards” columns reflect the estimated fair values of the awards on the grant date and do not necessarily reflect the income that will ultimately be realized by the named executive officers for these awards.

2009 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kerry J. Chauvin	2009	$500,000	$382,924	$322,220	$11,423	$1,216,567
Chairman of the Board and Chief Executive Officer	2008 2007	500,000 455,624	— 214,802	421,286 482,194	21,106 23,779	942,392 1,176,399
Kirk J. Meche President and Chief Operating Officer	2009 2008 2007	285,000 265,000 243,905	208,228 — 107,401	144,999 189,579 216,987	11,423 14,184 20,021	649,650 468,763 588,314
Robin A. Seibert Vice President—Finance, Chief Financial Officer and Treasurer	2009 2008 2007	200,000 200,000 135,255	129,560 — 64,120	80,555 105,322 68,744	11,423 13,072 8,267	421,538 318,394 276,386
William G. Blanchard President and Chief Executive Officer—Gulf Island, L.L.C.	2009 2008 2007	175,000 175,000 155,005	129,560 — 64,120	83,011 117,273 70,278	11,423 12,428 14,117	398,994 304,701 303,520
Francis A. Smith, Jr. President and Chief Executive Officer—Gulf Marine Fabricators	2009	125,000	129,560	46,318	2,628	303,506

(1)	Amounts shown reflect the aggregate grant date fair value of restricted stock granted during the applicable fiscal year.
(2)	See “Grants of Plan-Based Awards” below for a description of our annual incentive compensation program.
(3)	For 2009, includes (i) matching and profit-sharing contributions to the Company’s 401(k) plan and (ii) premium payments under a long-term disability insurance plan, which premium payments are attributable to benefits in excess of those benefits provided generally for other employees, as set forth below:

Name	401(k) Plan Contributions	Disability Insurance Premiums
Mr. Chauvin	$11,063	$360
Mr. Meche	11,063	360
Mr. Seibert	11,063	360
Mr. Blanchard	11,063	360
Mr. Smith	2,268	360

Grants of Plan-Based Awards

in Fiscal Year 2009

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
		Target ($)(1)
Kerry J. Chauvin
Annual Cash Incentive		$421,286	—	—
Restricted Stock Grants	02/09/09	—	6,700	$82,276
	06/17/09	—	10,000	150,300
	12/04/09	—	6,700	150,348
Kirk J. Meche
Annual Cash Incentive		189,579	—	—
Restricted Stock Grants	02/09/09	—	3,400	41,752
	06/17/09	—	6,000	90,180
	12/04/09	—	3,400	76,296
Robin A. Seibert
Annual Cash Incentive		105,322	—	—
Restricted Stock Grants	02/09/09	—	2,000	24,560
	06/17/09	—	4,000	60,120
	12/04/09	—	2,000	44,880
William G. Blanchard
Annual Cash Incentive		117,273	—	—
Restricted Stock Grants	02/09/09	—	2,000	24,560
	06/17/09	—	4,000	60,120
	12/04/09	—	2,000	44,880
Francis A. Smith, Jr.
Annual Cash Incentive		71,217	—	—
Restricted Stock Grants	03/01/09	—	2,000	17,720
	06/17/09	—	4,000	60,120
	12/04/09	—	2,000	44,880

(1)	Under our annual incentive compensation program, our executive officers received awards equal to a specified percentage of the Company’s income before taxes for fiscal year 2009, before deduction of the executive bonuses. There are no threshold or maximum estimates. The estimated possible payouts reflected represent amounts that would be payable to the named executive officers under our annual incentive compensation program based on fiscal year 2008 performance. The amounts actually paid to the named executive officers for 2009 pursuant to this non-equity incentive plan are reflected in the 2009 Summary Compensation Table.

Outstanding Equity Awards at December 31, 2009

As of December 31, 2009, the named executive officers had the following outstanding equity awards.

	Option Awards (1)					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Kerry J. Chauvin	12/11/03	20,000	—	16.69	12/11/2013	31,440	$661,183
	12/10/04	20,000	—	21.85	12/10/2014

Kirk J. Meche	12/05/02	10,000	—	15.63	12/05/2012	16,820	353,725
	12/11/03	10,000	—	16.69	12/11/2013
	12/10/04	10,000	—	21.85	12/10/2014

Robin A. Seibert	12/11/01	1,000	—	11.68	12/11/2011	10,190	214,296
	12/05/02	1,000	—	15.63	12/05/2012
	12/11/03	3,000	—	16.69	12/11/2013
	12/10/04	4,000	—	21.85	12/10/2014

William G. Blanchard	12/11/03	2,100	—	16.69	12/11/2013	10,030	210,931
	12/10/04	2,500	—	21.85	12/10/2014

Francis A. Smith, Jr.	—	—	—	—	—	8,000	168,240

(1)	Options vest in 20% increments beginning on the first anniversary of the grant date, and on each of the four subsequent anniversaries thereof.
(2)	The unvested shares of restricted stock held by the named execution offices will vest as set forth below:

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Chauvin	1,340	100% on December 9, 2010
	2,680	50% on December 8, 2010 and on the next anniversary thereof
	4,020	33% on December 7, 2010 and on each of the two subsequent anniversaries thereof
	6,700	20% on February 9, 2010 and on each of the four subsequent anniversaries thereof
	10,000	100% on June 17, 2012
	6,700	20% on December 4, 2010 and on each of the four subsequent anniversaries thereof
Mr. Meche	670	100% on December 9, 2010
	1,340	50% on December 8, 2010 and on the next anniversary thereof
	2,010	33% on December 7, 2010 and on each of the two subsequent anniversaries thereof
	3,400	20% on February 9, 2010 and on each of the four subsequent anniversaries thereof
	6,000	100% on June 17, 2012
	3,400	20% on December 4, 2010 and on each of the four subsequent anniversaries thereof

Name	Shares of Restricted Stock	Vesting Schedule
Mr. Seibert	330	100% on December 9, 2010
	660	50% on December 8, 2010 and on the next anniversary thereof
	1,200	33% on December 7, 2010 and on each of the two subsequent anniversaries thereof
	2,000	20% on February 9, 2010 and on each of the four subsequent anniversaries thereof
	4,000	100% on June 17, 2012
	2,000	20% on December 4, 2010 and on each of the four subsequent anniversaries thereof
Mr. Blanchard	170	100% on December 9, 2010
	660	50% on December 8, 2010 and on the next anniversary thereof
	1,200	33% on December 7, 2010 and on each of the two subsequent anniversaries thereof
	2,000	20% on February 9, 2010 and on each of the four subsequent anniversaries thereof
	4,000	100% on June 17, 2012
	2,000	20% on December 9, 2010 and on each of the four subsequent anniversaries thereof
Mr. Smith	2,000	20% on March 1, 2010 and on each of the four subsequent anniversaries thereof
	4,000	100% on June 17, 2012
	2,000	20% on December 9, 2010 and on each of the four subsequent anniversaries thereof

Option Exercises and Stock Vested

During Fiscal Year 2009

The following table sets forth certain information regarding the vesting of restricted stock during the fiscal year ended December 31, 2009 for each of the named executive officers. There were no stock option exercises during 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kerry J. Chauvin	4,020	$88,695
Kirk J. Meche	2,010	44,347
Robin A. Seibert	1,060	23,417
William G. Blanchard	900	19,958
Francis A. Smith, Jr.	0	0

(1)	Value Realized determined by reference to the closing market price of the shares on the vesting date.

Potential Payments Upon Termination or Change-of-Control

Pursuant to the terms of our stock incentive plans and the agreements thereunder, in the event of a change of control of the Company, all outstanding stock options will become exercisable and the restrictions on all shares of restricted stock will lapse.

Change of Control Agreement—Mr. Chauvin. In June 2009, we entered into a change of control agreement with Mr. Chauvin. The agreement entitles Mr. Chauvin to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. The agreement provides that if, during the two-year period following a change of control, the company or its successor terminates Mr. Chauvin other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he was terminated;

•

a lump-sum cash payment equal to 2 times the sum of (a) Mr. Chauvin’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to Mr. Chauvin during the three fiscal years immediately preceding the termination date; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date Mr. Chauvin accepts new employment.

Change of Control Agreement—Messrs. Meche and Seibert. In June 2009, we entered into change of control agreements with Messrs. Meche and Seibert. These agreements entitle each executive to receive additional benefits in the event of the termination of his employment under certain circumstances following a change of control. Each agreement provides that if, during the 18-month period following a change of control, the company or its successor terminates the executive other than by reason of death, disability or cause, or the executive voluntarily terminates his employment for good reason, the executive will receive:

•	any accrued but unpaid salary and a pro-rata bonus for the year in which he was terminated;

•

a lump-sum cash payment equal to 1.5 times the sum of (a) the executive’s base salary in effect at the time of termination and (b) the highest annual bonus awarded to the executive during the three fiscal years immediately preceding the termination date; and

•

continuation of insurance and welfare benefits until the earlier of (a) December 31 of the first calendar year following the calendar year of the termination or (b) the date the executive accepts new employment.

All of the above described change of control agreements expire on December 31, 2010. The benefits provided under the agreements are in addition to the value of any shares of restricted stock, the vesting of which is accelerated pursuant to the terms of the restricted stock agreement, and any other incentive or similar plan adopted by us. If any part of the payments or benefits received by the executive in connection with a termination following a change of control constitutes an excess parachute payment under Section 4999 of the Internal Revenue Code, the executive will receive the greater of (1) the amount of such payments and benefits reduced so that none of the amount constitutes an excess parachute payment, net of income taxes, or (2) the amount of such payments and benefits, net of income taxes and net of excise taxes under Section 4999 of the Internal Revenue Code.

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2009 termination date, and where applicable, using the closing price of our common stock of $21.03 (as reported on the National Association of Securities Dealers Automated Quotations as of December 31, 2009). The table does not include amounts that may be payable under our 401(k) plan.

Name	Lump Sum Severance Payment	Options (Unvested and Accelerated) (1)	Restricted Stock (Unvested and Accelerated) (2)	Health Benefits	Total
Kerry J. Chauvin
• Termination after Change of Control(3)	$1,964,388	—	$661,183	$8,138	$2,633,709
Kirk J. Meche
• Termination after Change of Control(3)	752,981	—	353,725	8,138	1,114,844
Robin A. Seibert
• Termination after Change of Control(3)	457,983	—	214,296	8,138	680,417
William G. Blanchard
• Termination after Change of Control	N/A	—	210,931	N/A	210,931
Francis A. Smith
• Termination after Change of Control	N/A	—	168,240	N/A	168,240

(1)	None of the named executive officers held any unexercisable options as of December 31, 2009.
(2)	The restricted stock will vest upon a change of control alone regardless of subsequent termination. The value of the restricted stock that would have vested for each named executive officer is based on the closing market price on December 31, 2009.
(3)	Pursuant to the terms of the executive’s change of control agreement, the total payments may be subject to reduction if such payments result in the imposition of an excise tax under Section 280G of the Internal Revenue Code.

Certain Transactions

In accordance with the provisions of our Audit Committee Charter, any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, annually by the Audit Committee of the Board. Any such related party transactions will only be approved or ratified if the Audit Committee determines that such transaction will not impair the involved person’s service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

In connection with the initial public offering of its Common Stock, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Alden J. Laborde. If the Company proposes to register any Common Stock under the Securities Act in connection with a public offering, Mr. Laborde may require the Company to include all or a portion of the shares of Common Stock held by him. The Company has agreed under the Registration Rights Agreement to pay all the expenses of registration, other than underwriting discounts and commissions.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of four directors and operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.gulfisland.com. The current members of the Audit Committee are independent as such term is defined under Nasdaq’s listing standards. The members of the Audit Committee are Gregory J. Cotter (Chairman), John P. Laborde, Michael A. Flick, and Ken C. Tamblyn.

We review the Company’s financial reporting process on behalf of our Board. The audit committee’s responsibility is to monitor this process, but the audit committee is not responsible for preparing the Company’s financial statements or auditing those financial statements. Those are the responsibilities of management and the Company’s independent auditor, respectively.

During 2009, management assessed the effectiveness of the Company’s system of internal control over financial reporting in connection with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee reviewed and discussed with management, PricewaterhouseCoopers and Ernst & Young management’s report on internal control over financial reporting and Ernst & Young’s report on their audit of the Company’s internal control over financial reporting, both of which are included in the Company’s annual report on Form 10-K for the year ended December 31, 2009.

Appointment of Independent Auditors; Financial Statement Review

In April 2009, in accordance with our charter, our committee appointed Ernst & Young LLP as the company’s independent auditors for 2009. We have reviewed and discussed the company’s audited financial statements for the year 2009 with management and Ernst & Young. Management represented to us that the audited financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the company as of and for the periods presented in the financial statements in accordance with accounting principles generally accepted in the United States, and Ernst & Young provided an audit opinion to the same effect.

We have received from Ernst & Young the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committees Concerning Independence and we have discussed with them their independence from the company and management. We have also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and Public Company Accounting Oversight Board Auditing Standard No. 5, An Audit of Internal Control Over Financial Reporting that is Integrated with an Audit of Financial Statements.

In addition, we have discussed with Ernst & Young the overall scope and plans for their audit, and have met with them and management to discuss the results of their examination, their understanding and evaluation of the Company’s internal controls as they considered necessary to support their opinion on the financial statements for the year 2009, and various factors affecting the overall quality of accounting principles applied in the Company’s financial reporting. Ernst & Young also met with us without management being present to discuss these matters.

In reliance on these reviews and discussions, we recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements referred to above in the Company’s annual report on Form 10-K for the year 2009.

Internal Audit

We also review the Company’s internal audit function, and discuss with the internal auditors the scope of their audit plan, and have met with them to discuss the results of their reviews, their review of management’s documentation, testing and evaluation of the company’s system of internal control over financial reporting, any difficulties or disputes with management encountered during the course of their reviews and other matters relating to the internal audit process. The internal auditors also met with us without management being present to discuss these matters.

Dated: February 26, 2010

The Audit Committee

Gregory J. Cotter, Chairman	John P. Laborde	Michael A. Flick	Ken C. Tamblyn

Independent Registered Public Accounting Firm

Fees and Related Disclosures for Accounting Services

The following table discloses fees for services provided by the Company’s independent auditors, Ernst & Young LLP, for each of the last two fiscal years:

	2009	2008
Audit Fees	$389,500	$395,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

The Audit Committee has considered and determined that the provision of the above services is compatible with maintaining the independence of the independent auditors.

Pre-Approval Policies and Procedures. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related and tax services, for the upcoming or current fiscal year, subject to a specified cost level. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee in increments of $10,000. In addition, if fees for any service exceed the amount that has been pre-approved, then payment of additional fees for such service must be specifically pre-approved by the Audit Committee.

At each regularly-scheduled Audit Committee meeting, management updates the Audit Committee on the scope and anticipated cost of any service pre-approved by the Audit Committee since the last meeting of the Audit Committee, as well as the projected fees for each service or group of services being provided by the independent auditors.

Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each service provided by the independent auditors was approved in advance by the Audit Committee, and none of those services required use of the de minimis exception to the pre-approval requirement contained in the SEC’s rules.

Selection and Ratification of the Independent Auditor

Ernst & Young LLP has served as the Company’s independent registered public accounting firm providing auditing and financial services since their engagement in fiscal 1997. Our Board of Directors has ratified the decision of the Audit Committee to appoint Ernst & Young LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2010. Although we are not required to seek stockholder approval of this appointment, we have decided to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of our Company. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

By Order of the Board of Directors

DEBORAH KERN-KNOBLOCK
Secretary

Houma, Louisiana

March 15, 2010

0

This Proxy is Solicited on Behalf of the Board of Directors of

GULF ISLAND FABRICATION, INC.

The undersigned hereby constitutes and appoints Kerry J. Chauvin and Robin A. Seibert, or either of them, proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock of Gulf Island Fabrication, Inc. (the “Company”) that the undersigned is entitled to vote held of record by the undersigned on March 1, 2010, at the annual meeting of shareholders of the Company to be held on April 22, 2010 (the “Annual Meeting”), and at all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made on a matter listed on the back of this card, this proxy will be voted as the Board of Directors recommends. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting.

(Please See Reverse Side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

GULF ISLAND FABRICATION, INC.

April 22, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.gulfisland.com/eproxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330000000000000000 9 042210

RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR THE RATIFICATION OF OUR INDEPENDENT AUDITOR.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of the nominees for directors.

NOMINEES:

FOR ALL NOMINEES

Michael A. Flick Ken C. Tamblyn John A. Wishart

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

2. To ratify the appointment of our independent auditor. FOR AGAINST ABSTAIN

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Please mark, sign, date and return this proxy promptly using the enclosed envelope.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.